UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala, FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2026, AIM ImmunoTech Inc. (the “Company”) entered into a proposal (the “Proposal Agreement”) with Sterling Pharma Solutions (the “Manufacturer”) that is related to the Master Service Agreement and a Quality Agreement entered into between the Company and the Manufacturer in 2022. Pursuant to the Proposal Agreement, the Manufacturer agreed to manufacture further batches of the polynucleotide drug substances PolyI and Poly C12U and transfer of associated test methods at the Manufacturer’s Dudley, UK location to produce the polymer precursors to manufacture the drug Ampligen. The estimated cost to the Company under the Proposal Agreement is approximately $1.5 million to be paid over a period of 12 months, as set forth in more detail in the Proposal Agreement. The Company anticipates using the manufactured product for ongoing and future clinical trials, including potentially a Phase 3 clinical trial for metastatic pancreatic cancer.

The foregoing summary of the Proposal Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Proposal Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.08 Shareholder Director Nominations.

Stockholders who wish to nominate a director at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), or to bring any other proposal before the 2026 Annual Meeting, that is not to be included in this year’s proxy materials pursuant to Rule 14a-8, must do so in accordance with the Company’s Restated and Amended Bylaws, which require notice be received by the Secretary at the Company’s principal executive offices not later than 5:00 p.m. local time on September 17, 2026 and not earlier than August 18, 2026.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 19, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Proposal Agreement between the Company and the Manufacturer, dated July 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including with respect to the anticipated use of the manufactured products and any future clinical trial. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to risks related to NYSE compliance, clinical development, regulatory approval, and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

Date: August 6, 2026	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO